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PROSPECTUS Dated                                       Pricing Supplement No. 52
May 1, 2007                                            October 22, 2007



                  U.S. $9,815,000,000                       Rule 424 (b)(3)
                                                         Registration Statement
             FORD MOTOR CREDIT COMPANY LLC                   No. 333-131062

                FLOATING RATE DEMAND NOTES

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                Interest Rate Per Annum
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Period      Tier One Notes     Tier Two Notes    Tier Three Notes
Beginning   Under $15,000      $15,000-$50,000     Over $50,000
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10/22/2007       5.43%             5.58%                5.73%